FOR IMMEDIATE RELEASE

Boston Scientific announces results for third quarter 2025

Marlborough, Mass. (October 22, 2025) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $5.065 billion during the third quarter of 2025, growing 20.3 percent on a reported basis, 19.4 percent on an operational1 basis and 15.3 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $755 million or $0.51 per share (EPS), compared to $469 million or $0.32 per share a year ago, and achieved adjusted3 EPS of $0.75 for the period, compared to $0.63 a year ago.

"We delivered another exceptional quarter of strong performance across businesses and regions thanks to the winning spirit of our global team," said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “As we shared at our recent Investor Day meeting, we are well-positioned for differentiated growth that is fueled by our category leadership strategy, relentless focus on innovation and commitment to scaling capabilities.”

Third quarter financial results and recent developments:

•Reported net sales of $5.065 billion, representing an increase of 20.3 percent on a reported basis, compared to the company's guidance range of 17 to 19 percent; 19.4 percent on an operational basis; and 15.3 percent on an organic basis, compared to the company's guidance range of 12 to 14 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.51 per share, compared to the company's guidance range of $0.44 to $0.46 per share, and achieved adjusted EPS of $0.75 per share, compared to the guidance range of $0.70 to $0.72 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 16.4 percent reported, 15.6 percent operational and 7.6 percent organic
◦Cardiovascular: 22.4 percent reported, 21.5 percent operational and 19.4 percent organic

•Achieved the following net sales growth/(declines) in each region, compared to the prior year period:
◦United States (U.S.): 27.0 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 2.6 percent reported and (2.0) percent operational
▪In the second quarter of 2025, management made the decision to discontinue worldwide sales of the ACURATE neo2™ and ACURATE Prime™ Aortic Valve Systems, which had prior year global sales of approximately $50 million per quarter

◦Asia-Pacific (APAC): 17.1 percent reported and 16.9 percent operational
◦Latin America and Canada (LACA): 10.4 percent reported and 9.6 percent operational
◦Emerging Markets4: 11.8 percent reported and 11.5 percent operational

•Announced Pharmaceuticals and Medical Device Agency (PMDA) approval in Japan for expanded labeling of the FARAPULSE™ Pulsed Field Ablation (PFA) System to include treatment of drug refractory, symptomatic persistent atrial fibrillation (AF).
•Commenced enrollment in the AGENT DCB STANCE trial to assess the safety and effectiveness of the AGENT™ Drug-Coated Balloon (DCB) in patients with previously untreated coronary lesions, compared to standard of care percutaneous coronary intervention (PCI) treatment with drug-eluting stents and/or balloon angioplasty.

•Published in JAMA Neurology outcomes from the five-year INTREPID study demonstrating sustained benefits of deep brain stimulation in people with moderate to advanced Parkinson’s disease, including improved motor function and quality of life.
•Completed asset acquisition with Elutia, Inc. to acquire the antibiotic-eluting EluPro™ BioEnvelope and the CanGaroo® Envelope, designed to prevent certain post-operative complications for devices such as pacemakers and defibrillators.

•Announced agreement to acquire Nalu Medical, Inc., developer of the Nalu Neuromodulation System, which is designed to use peripheral nerve stimulation to deliver targeted relief for adults living with severe, intractable chronic pain of peripheral nerve origin — subject to customary closing conditions.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), European Union (EU) Medical Device Regulation (MDR) implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items.
4. Our Emerging Markets countries include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada.

Net sales for the third quarter by business and region:

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Certain Acquisitions/Divestitures	Organic Basis
(in millions)	2025	2024
Endoscopy	$747	$678	10.1%	(1.1)%	9.0%	—%	9.0%
Urology	682	532	28.1%	(0.6)%	27.5%	(22.1)%	5.4%
Neuromodulation	293	268	9.1%	(0.5)%	8.6%	—%	8.6%
MedSurg	1,722	1,479	16.4%	(0.8)%	15.6%	(8.0)%	7.6%
Cardiology	2,641	2,129	24.0%	(1.0)%	23.1%	—%	23.1%
Peripheral Interventions	702	602	16.7%	(0.9)%	15.8%	(9.5)%	6.3%
Cardiovascular	3,343	2,731	22.4%	(1.0)%	21.5%	(2.1)%	19.4%
Net Sales	$5,065	$4,209	20.3%	(0.9)%	19.4%	(4.2)%	15.3%

					Increase/(Decrease)
			Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)			2025	2024
U.S.			$3,294	$2,593	27.0%	—%	27.0%
EMEA			793	773	2.6%	(4.6)%	(2.0)%
APAC			802	684	17.1%	(0.2)%	16.9%
LACA			175	159	10.4%	(0.8)%	9.6%
Net Sales			$5,065	$4,209	20.3%	(0.9)%	19.4%

Emerging Markets[4]			$765	$684	11.8%	(0.2)%	11.5%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Net sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of certain acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2025

The company estimates net sales growth for the full year 2025, versus the prior year period, to be approximately 20 percent on a reported basis and approximately 15.5 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $1.97 to $2.01 and estimates adjusted EPS, excluding certain charges (credits), of $3.02 to $3.04.

The company estimates net sales growth for the fourth quarter of 2025, versus the prior year period, to be in a range of approximately 14.5 to 16.5 percent on a reported basis, and 11 to 13 percent on an organic basis. Fourth quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to certain acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.48 to $0.52 and estimates adjusted EPS, excluding certain charges (credits), of $0.77 to $0.79.

Conference Call Information
Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at www.bostonscientific.com and follow us on LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the fourth quarter and full year 2025; our financial performance; acquisitions; clinical trials; our business plans and product performance; and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: economic conditions, including the impact of foreign currency fluctuations; future U.S. and global political,

competitive, reimbursement and regulatory conditions, including changing trade and tariff policies; geopolitical events; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by public health emergencies or extreme weather or other climate change-related events; labor shortages and increases in labor costs; variations in outcomes of ongoing and future clinical trials and market studies; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements, except as required by law. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Emily Anderson	Investors:	Lauren Tengler
	617-515-2000 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	emily.anderson2@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2025	2024	2025	2024

Net sales	$5,065	$4,209	$14,788	$12,186
Cost of products sold (excluding amortization of intangibles)	1,523	1,312	4,613	3,791
Gross profit	3,542	2,897	10,175	8,395

Operating expenses:
Selling, general and administrative expenses	1,741	1,562	5,053	4,372
Research and development expenses	514	407	1,483	1,156
Royalty expense	12	5	40	24
Amortization expense	225	205	669	631
Intangible asset impairment charges	0	—	46	276
Contingent consideration net expense (benefit)	11	(23)	11	(4)
Restructuring net charges (credits)	(8)	8	85	12
	2,494	2,164	7,387	6,467
Operating income (loss)	1,048	733	2,788	1,928

Other income (expense):
Interest expense	(87)	(79)	(259)	(225)
Other, net	(23)	14	156	(7)
Income (loss) before income taxes	939	669	2,685	1,697
Income tax expense (benefit)	183	200	463	413
Net income (loss)	755	468	2,222	1,284
Net income (loss) attributable to noncontrolling interests	(0)	(0)	(4)	(4)
Net income (loss) attributable to Boston Scientific common stockholders	$755	$469	$2,226	$1,288

Net income (loss) per common share - basic	$0.51	$0.32	$1.50	$0.88
Net income (loss) per common share - diluted	$0.51	$0.32	$1.49	$0.87

Weighted-average shares outstanding
Basic	1,481.7	1,472.7	1,479.6	1,470.6
Diluted	1,495.5	1,487.4	1,494.0	1,484.5

Amounts may not add due to rounding.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2025
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$3,542	$2,494	$1,048	$(110)	$939	$755	$(0)	$755	$0.51
Non-GAAP adjustments:
Amortization expense	—	(225)	225	—	225	194	2	191	0.13
Goodwill and other intangible asset impairment charges	—	(0)	0	—	0	0	—	0	0.00
Acquisition/divestiture-related net charges (credits)	23	(76)	99	0	99	95	—	95	0.06
Restructuring and restructuring-related net charges (credits)	23	(14)	36	—	36	30	—	30	0.02
Investment portfolio net losses (gains) and impairments	—	—	—	(6)	(6)	(5)	—	(5)	(0.00)
EU MDR implementation costs	7	(4)	11	—	11	9	—	9	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	47	—	47	0.03
Discrete tax items	—	—	—	—	—	1	—	1	0.00
Adjusted	$3,595	$2,175	$1,419	$(116)	$1,303	$1,126	$2	$1,124	$0.75

	Three Months Ended September 30, 2024
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,897	$2,164	$733	$(65)	$669	$468	$(0)	$469	$0.32
Non-GAAP adjustments:
Amortization expense	—	(205)	205	—	205	177	2	175	0.12
Acquisition/divestiture-related net charges (credits)	27	(116)	143	0	144	200	—	200	0.13
Restructuring and restructuring-related net charges (credits)	28	(24)	52	—	52	45	—	45	0.03
Investment portfolio net losses (gains) and impairments	—	—	—	(1)	(1)	(1)	—	(1)	(0.00)
EU MDR implementation costs	9	(4)	13	—	13	12	—	12	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	38	—	38	0.03
Adjusted	$2,962	$1,815	$1,147	$(65)	$1,082	$939	$2	$937	$0.63

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.
Amounts may not add due to rounding.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2025
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$10,175	$7,387	$2,788	$(103)	$2,685	$2,222	$(4)	$2,226	$1.49
Non-GAAP adjustments:
Amortization expense	—	(669)	669	—	669	576	7	570	0.38
Goodwill and other intangible asset impairment charges	—	(46)	46	—	46	37	—	37	0.02
Acquisition/divestiture-related net charges (credits)	159	(226)	385	(229)	156	157	—	157	0.10
Restructuring and restructuring-related net charges (credits)	84	(162)	247	—	247	215	—	215	0.14
Investment portfolio net losses (gains) and impairments	—	—	—	(0)	(0)	(0)	—	(0)	(0.00)
EU MDR implementation costs	22	(11)	34	—	34	29	—	29	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	139	—	139	0.09
Discrete tax items	—	—	—	—	—	1	—	1	0.00
Adjusted	$10,440	$6,272	$4,168	$(332)	$3,836	$3,375	$3	$3,372	$2.26

	Nine Months Ended September 30, 2024
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Net Income (Loss) Attributable to Noncontrolling Interests	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$8,395	$6,467	$1,928	$(231)	$1,697	$1,284	$(4)	$1,288	$0.87
Non-GAAP adjustments:
Amortization expense	—	(631)	631	—	631	545	7	539	0.36
Goodwill and other intangible asset impairment charges	—	(276)	276	—	276	243	—	243	0.16
Acquisition/divestiture-related net charges (credits)	49	(207)	255	1	256	315	—	315	0.21
Restructuring and restructuring-related net charges (credits)	83	(65)	149	—	149	129	—	129	0.09
Investment portfolio net losses (gains) and impairments	—	—	—	17	17	17	—	17	0.01
EU MDR implementation costs	27	(12)	39	—	39	34	—	34	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	120	—	120	0.08
Adjusted	$8,553	$5,275	$3,278	$(213)	$3,065	$2,685	$2	$2,683	$1.81

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.
Amounts may not add due to rounding.

BOSTON SCIENTIFIC CORPORATION
Q4 and FY 2025 GUIDANCE RECONCILIATIONS
(Unaudited)

Net Sales
	Q4 2025 Estimate
	(Low)	(High)	Full Year 2025 Estimate
Reported growth	14.5%	16.5%	~20.0%
Impact of foreign currency fluctuations	(2.0)%	(2.0)%	~(1.0)%
Operational growth	12.5%	14.5%	~19.0%
Impact of certain acquisitions/divestitures	(1.5)%	(1.5)%	~(3.5)%
Organic growth	11.0%	13.0%	~15.5%

Earnings per Share
	Q4 2025 Estimate		Full Year 2025 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.48	$0.52	$1.97	$2.01

Amortization expense	0.13	0.13	0.51	0.51
Acquisition/divestiture-related net charges (credits)	0.04	0.04	0.15	0.15
Restructuring and restructuring-related net charges (credits)	0.07	0.05	0.22	0.20
Other adjustments	0.04	0.04	0.18	0.18
Adjusted results	$0.77	$0.79	$3.02	$3.04

Amounts may not add due to rounding.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share, we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and other intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio net losses (gains) and impairments, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment net charges, deferred tax expenses (benefits) and certain discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” In addition to the explanation below, please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item. The following is an explanation of each incremental or revised adjustment type, since our most recent Annual Report on Form 10-K, that management excluded as part of these non-GAAP financial measures as well as the reason for excluding each item:

•Restructuring and restructuring-related net charges (credits) - These adjustments primarily represent severance and other compensation-related charges, fixed asset write-offs, contract cancellations, project management fees, facility shut down costs, costs to transfer manufacturing lines between geographically dispersed facilities and other direct costs associated with our restructuring plans. These restructuring plans each consist of distinct initiatives that are fundamentally different from our ongoing, core cost reduction initiatives in terms of, among other things, the frequency with which each action is performed and the required planning, resourcing, cost and timing. Examples of such initiatives include the movement of business activities, facility consolidations and closures and the transfer of product lines between manufacturing facilities, which, due to the highly regulated nature of our industry, requires a significant investment in time and cost to create duplicate manufacturing lines, run product validations and seek regulatory approvals. Restructuring plans take place over a defined timeframe and have a distinct project timeline that requires, and begins subsequent to, approval by our Board of Directors. In contrast to our ongoing cost reduction initiatives, restructuring plans typically result in duplicative cost and exit costs over the defined timeframe and are not considered part of our core, ongoing operations. In addition, during the second and third quarter of 2025, we incurred restructuring and restructuring-related net charges (credits) associated with management's decision to discontinue worldwide sales of the ACURATE neo2TM and ACURATE PrimeTM Aortic Valve Systems. These restructuring plans and activities are incremental to the core activities that arise in the ordinary course of our business. Restructuring and restructuring-related net charges (credits) are excluded from management's assessment of operating performance and from our operating segments' measures of profit and loss used for making operating decisions and assessing performance.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales reported on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.